Exhibit 99.1

                                                                   PRESS RELEASE


                         SEACOR ANNOUNCES REDEMPTION OF
                         CONVERTIBLE SUBORDINATED NOTES


HOUSTON, TEXAS
January 16, 2003

FOR IMMEDIATE RELEASE - SEACOR SMIT Inc. (NYSE: "CKH")("SEACOR") announced today that it has called for redemption on Monday, February 17, 2003, the entire $35,319,000 in aggregate principal amount outstanding of its 5-3/8% convertible subordinated notes due 2006. The redemption price will be $1,017.90 per $1,000 principal amount of notes plus accrued interest from November 15, 2002 to the redemption date. Holders of notes being called would be able to convert any or all of their notes into 22.727 shares of SEACOR's common stock per $1,000 principal amount of notes until the close of business (5:00 p.m., Eastern Standard Time) on Friday, February 14, 2003.

THIS RELEASE DOES NOT CONSTITUTE AN OFFER FOR SALE OF ANY SECURITIES.

SEACOR and its subsidiaries are primarily engaged in the operation of a diversified fleet of marine vessels primarily dedicated to supporting offshore oil and gas exploration and development in the U.S. Gulf of Mexico, offshore West Africa, the North Sea, Asia, Latin America and other foreign regions. Other business activities include environmental services and inland river operations.

This release includes "forward-looking statements" as described in the Private Securities Litigation Reform Act of 1995. Statements herein that describe the Company's business strategy, industry outlook, objectives, plans, intentions or goals also are forward-looking statements. All such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those in forward-looking statements, including risks associated with the level of oil and natural gas exploration, the availability of competitive vessels, and the level of oil and natural gas prices. Forward-looking statements included in this release speak only as of the date of this release and SEACOR disclaims any obligation or undertaking to provide any updates or revisions to any forward-looking statement to reflect any change in our expectations or any change in events, conditions, or circumstances on which the forward-looking statement is based. The forward-looking statements in this release should be evaluated together with the many uncertainties that affect our businesses, particularly those mentioned under "Forward-Looking Statements" in
Item 7 of our Form 10-K and SEACOR's periodic reporting on Form 10-Q and Form 8-K (if any), which we incorporate by reference.

For additional information, contact Randall Blank, Executive Vice President and Chief Financial Officer, at (281) 899-4800 or (212) 307-6633 or visit SEACOR's website at www.seacormarine.com.